UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-8365999
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

51 W 52nd Street, 7th floor
New York, NY 10019-6163
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value	THE NASDAQ STOCK MARKET LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates:                         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

___________________________________________________
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The description of the securities of Anavex Life Sciences Corp., a Nevada corporation (the “Company”) set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2014, is incorporated by reference into this Item 1.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Company are listed by The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 23, 2015

ANAVEX LIFE SCIENCES CORP.

By: _/s/Christopher Missling_______
Name: Christopher Missling, PhD
Title: President and Chief Executive Officer